Exhibit 99.1
Vertical Communications to Acquire Vodavi
Phoenix, Arizona, October 18, 2006 — Vodavi Technology, Inc. (Nasdaq: VTEK) announced today that it has signed a definitive agreement with Vertical Communications, Inc pursuant to which Vertical will acquire all of the outstanding shares of Vodavi for $7.50 per share. The transaction is subject to stockholder approval. The Boards of Directors of both Vodavi and Vertical have approved the proposed transaction. In addition, directors and officers of Vodavi (including LG-Nortel Co. Ltd.) who beneficially own approximately 37% of Vodavi’s outstanding shares of common stock have signed voting agreements in favor of the proposed transaction.
“In today’s business environment and especially in our industry, scale is becoming more critical in order to continue to bring high quality, cost competitive and technologically competitive products to the marketplace”, said Greg Roeper, President and Chief Executive Officer of Vodavi. “By being part of a much larger organization, our customers should have better and faster access to the latest and greatest products and our employees will have access to greater resources.”
“The combination of Vertical and Vodavi accelerates our momentum and will clearly help us achieve our vision faster, to the benefit of our dealers and end customers alike,” said Bill Tauscher, Vertical’s Chairman and Chief Executive Officer. “Clearly, dealers and end customers alike will benefit from the increased channel footprint, the larger research & development spend, and the more robust set of marketing programs that will result from the larger company. We’ll be delighted to welcome the Vodavi employees to the Vertical family and add the Vodavi products to our portfolio, and we’re looking forward to working with the Vodavi channel partners as we continue to grow our respective businesses.”
Raymond James & Associates, Inc. provided advisory services to Vodavi in connection with this transaction, including the delivery of a fairness opinion to Vodavi’s Board of Directors.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Vodavi common stock. Vodavi intends to file a proxy statement with the Securities and Exchange Commission in the near future with respect to this transaction. This proxy statement will contain important information that should be read carefully by Vodavi stockholders. This proxy statement will be made available to Vodavi stockholders at no charge to them and will also be available (along with all other documents filed with the Securities and Exchange Commission) at the SEC’s website at www.sec.gov.
About Vodavi
Vodavi Technology Inc. is an advanced communications solutions provider delivering innovative business communications solutions that help small to large enterprises increase productivity and reduce costs. Vodavi’s full range of communications solutions include traditional telephone systems, Voice-over-IP (VoIP) technology and converged telephony solutions that allow enterprises to deploy traditional digital or VoIP communications simultaneously, providing a flexible and cost-effective migration path to new technology. The company is headquartered in Phoenix, Arizona. For more information on Vodavi, visit www.vodavi.com.
About Vertical
Vertical Communications, Inc. is a leading provider of next-generation IP-based voice and data communications systems for business. Vertical combines voice and data technologies with business process understanding to deliver integrated IP-PBX and application solutions that enhance customer service and business productivity. Vertical’s customers are leading companies of all sizes — from small to large and distributed — and include CVS/pharmacy, Staples and Apria Healthcare. Vertical is headquartered in Cambridge, Mass. and delivers its solutions through a worldwide network of systems integrators, resellers and distributors. For more information, please visit the company’s Website at www.vertical.com.
Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including statements regarding Vodavi’s business strategies, the company’s business, and the industry in which Vodavi operates as well as expectations regarding revenue and income levels, the market acceptance of new product introductions, and Vertical’s ability to satisfy all conditions to close the acquisition, including its ability to raise the required capital to fund the purchase price and Vodavi’s ability to obtain the affirmative vote of a majority of its stockholders. These forward-looking statements are based primarily on Vodavi’s current expectations and are subject to a number of risks and uncertainties, some of which are out of Vodavi’s control.
Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in Vodavi’s Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission.
Contact:
Vodavi Technology, Inc.
David A. Husband
Chief Financial Officer
480-443-6000
www.vodavi.com
or
Vertical Communications, Inc.
Financial Community Contact:
Ken Clinebell
kclinebell@vertical.com
941-554-5000 ext. 1513
Press Contact:
Ann McDonough
Vertical Communications, Inc.
amcdonough@vertical.com
617-354-0600 ext. 194